MAINOR AUDIT JA PARTNERID OÜ Estonian Auditors` Association activity license no.163 PCAOB ID Number 2333

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM`S CONSENT

To the Board of Directors and Stockholders

Sky Century Investment, Inc.

We consent to the inclusions of our report dated October 26, 2023, with respect to our audit of the financial statements of Sky Century Investment, Inc. as of May 31. 2023 into the Registration Statement of Sky Century Investment, Inc. Form 10 (pages F1 to F6). Except for our audit report and the accompanying financial statements and notes, we are not in the position to agree or disagree with any other information contained in the Registration Statement of Sky Century Investment, Inc. Form 10.

/s/ MAINOR AUDIT JA PARTNERID OÜ

We have served as the Company’s auditor since 2023.

MAINOR AUDIT JA PARTNERID OÜ.

Kadaka pst 85a, Tallinn, Harju maakond 10922 PCAOB ID Number 2333

Date: October 26, 2023

Mainor Audit ja Partnerid OÜ	Phone: +372 501 5938	Registry code: 10570299
Kadaka pst 85a, 10922 Tallinn	e-mail: sergei@ma-audit.com	VAT no: EE100544181